                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                    CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                    CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
         Note: Fee paid with preliminary materials filed 3/1/94

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

      (1) Title of each class of securities to which transaction applies:
- --------------------------------------------------------------------------------

      (2) Aggregate number of securities to which transactions applies:
- --------------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
- --------------------------------------------------------------------------------

      (4) Proposed maximum aggregate value of transaction:
- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:  $125.00
- --------------------------------------------------------------------------------

      (2) Form, schedule or registration statement no.:  PRE 14A
- --------------------------------------------------------------------------------

      (3) Filing party:  Central Illinois Public Service Company
- --------------------------------------------------------------------------------

      (4) Date filed:  1 March 1994
- --------------------------------------------------------------------------------
- -------------------------
1Set forth the amount on which the filing fee is calculated and state how it was determined.

                                     [LOGO]

               607 EAST ADAMS STREET, SPRINGFIELD, ILLINOIS 62739

- --------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

          The annual meeting of shareholders of Central Illinois Public Service Company (the "Company") will be held at the Springfield Hilton, Seventh and Adams Streets, Springfield, Illinois, on April 27, 1994, at 10:00 AM, for the purpose of considering and voting with respect to the following matters:

        (1) the election of a Board of nine directors;

        (2) to consider and vote upon the following proposed amendments to the Restated and Amended Articles of Incorporation, as amended (the "Articles"):

               a. To amend various provisions to clarify the effect of a
                  variable dividend rate on series of preferred stock and related matters; and

               b. To add a provision specifying that a majority of
                  outstanding shares entitled to vote (rather than two-thirds) is sufficient to approve future amendments to the Articles; and

        (3) the transaction of such other business as may properly come before the meeting.

          Reference is made to the attached Proxy Statement for further information with respect to the foregoing.

          Only common and preferred shareholders of the Company of record on its books at the close of business on March 1, 1994, are entitled to vote at the meeting. All such shareholders are urged to be present in person, or represented by proxy, at the meeting.

          A copy of the Company's Annual Report to Shareholders for the year 1993, which is combined with its 1993 Annual Report on Form 10-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, has been mailed to each shareholder of the Company of record on its books.

                                            By order of the Board of
                                            Directors,

                                                         [SIG]

                                                    R. W. Jackson,
                                               Senior Vice President and
                                                       Secretary

     March 16, 1994

            All shareholders, even if they plan to attend the meeting in person, are urged to vote, date and sign their proxies and return them to the Company in the enclosed envelope as promptly as possible. The Board of Directors encourages all shareholders to be represented at the meeting, whether their shareholdings are small or large.

                     CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
                              607 East Adams Street
                           Springfield, Illinois 62739

                                 MARCH 16, 1994

                          PROXY STATEMENT RELATING TO
                      1994 ANNUAL MEETING OF SHAREHOLDERS

                                  INTRODUCTION




     GENERAL. The purposes of the meeting are set forth in the attached Notice. The enclosed proxy relating to the meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. Following the initial solicitation of proxies by mail beginning on or about March 16, 1994, certain officers, directors and employees of the Company may solicit proxies by correspondence, telephone, telegraph, telecopy, other electronic means or in person, but without extra compensation. The Company will pay to banks, brokers, nominees and other fiduciaries their reasonable charges and expenses incurred in forwarding the proxy soliciting material to their principals. In addition, Morrow & Co., Inc., New York, New York, has been retained to assist the Company in the solicitation of proxies. Such solicitation may be made by mail, telecommunication or in person. The estimated aggregate cost of the services of Morrow & Co., Inc. for soliciting proxies for the Company is $13,500.


     HOLDING COMPANY. The Company is the principal subsidiary of CIPSCO Incorporated ("CIPSCO").


     VOTING. The voting securities of the Company outstanding on the record date stated below consisted of 800,000 shares of Cumulative Preferred Stock, par value $100 per share, of various series and 25,452,373 shares of Common Stock, without par value. All of the Common Stock is owned by CIPSCO.



     Only shareholders (both preferred and common) of the Company of record on its books at the close of business on March 1, 1994, are entitled to notice of and to vote at the meeting. At such meeting, each such shareholder is entitled to one vote, for each share of stock of the Company (whether preferred or common) held, on each matter submitted to a vote at the meeting, except that in the election of directors, each such shareholder is entitled to vote cumulatively and therefore may give one nominee for election as many votes as shall equal the number of directors to be elected multiplied by the number of shares held by such shareholder, or may distribute such votes among any two or more nominees. The proxies solicited herewith seek discretionary authority to cast cumulative votes in the election of directors.


     Any shareholder may vote his or her shares either in person or by duly authorized proxy. The giving of a proxy by a shareholder will not affect the right to vote shares if the shareholder attends the meeting and desires to vote in person. Prior to the voting of a proxy, it may be revoked by the shareholder by delivering written notice of revocation to the Secretary of the Company, by executing a subsequent proxy or by voting in person at the meeting. All shares represented by effective proxies on the enclosed form of proxy, received by the Company, will be voted at the meeting (or any adjourned session thereof) in accordance with the terms of such proxies.

     A majority of the outstanding shares entitled to vote on a matter, represented in person or by proxy, constitutes a quorum for consideration of such matter at the meeting. If a quorum is present, the nine persons receiving the greatest number of votes, based on cumulative voting, will be elected as directors. The amendments to the Articles referred to as the "Management Proposals" require the approval of the holders of two-thirds of all outstanding shares and, in the case of the "Variable Dividend Proposal," the approval of the holders of two-thirds of the outstanding shares of Preferred Stock, all as described below under "Management Proposals to Amend the Articles of Incorporation--Vote Required for Approval." On any other matter, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the matter will be sufficient to take action on such other matter that may properly come before the meeting (unless a higher vote is required by law).


     Abstentions will be counted in determining the quorum in attendance for all matters and will be included in the total number of shares represented and voting on a matter.


     Broker non-votes will not be considered as represented at the meeting on those matters for which no instructions from the shareholder have been given to the broker. Accordingly, for any matter which requires the vote of a percentage of shares represented at the meeting, broker non-votes will have no effect on the outcome. However, on the Management Proposals, each of which requires a specified percentage or percentages of outstanding shares, broker non-votes will not be counted to determine the shares voting in favor of either Proposal.


     PROPOSALS OF SHAREHOLDERS. Under the rules of the Securities and Exchange Commission, any shareholder proposal intended to be presented at the 1995 annual meeting of shareholders of the Company must be received at the principal executive office of the Company no later than November 16, 1994, in order to be eligible to be considered for inclusion in the proxy materials relating to that meeting.


     VOTING SECURITIES BENEFICIALLY OWNED BY PRINCIPAL HOLDERS, DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS. CIPSCO owned beneficially at March 1, 1994, 25,452,373 shares of Common Stock of the Company representing 100% of the outstanding Common Stock of the Company. The directors, nominees and executive officers of the Company and CIPSCO owned beneficially at February 1, 1994, an aggregate of 48,318 shares of Common Stock of CIPSCO representing 0.14% of the outstanding Common Stock of CIPSCO and one share of Preferred Stock of CIPS representing less than 0.01% of the outstanding Preferred Stock.


                             ELECTION OF DIRECTORS


DIRECTOR INFORMATION



     Nine directors are to be elected at the meeting. Barring unforeseen contingencies, and in the absence of contrary directions, the proxies solicited herewith will be voted for the election of William J. Alley, Clifford L. Greenwalt, John L. Heath, Robert W. Jackson, Gordon R. Lohman, Hanne M. Merriman, Donald G. Raymer, Thomas L. Shade and James W. Wogsland as directors of the Company, to hold office until the next annual meeting of shareholders of the Company or until their respective successors shall have been duly elected and qualified. Each of the nominees is a director of the Company. Each of the directors of the Company has served continuously as such since his or her election in the respective years indicated below. The proxies may also be voted for a substitute nominee or nominees in the event any one or more of the above nominees shall be unable to serve for any reason or be withdrawn from nomination, a contingency not now anticipated.

     Effective April 27, 1994, the number of directors constituting the Board will be reduced to nine from 10. Each of the nominees is a director of the Company and also a director of CIPSCO, and has served continuously as such since CIPSCO's formation in 1990, except Mr. Shade who was elected in 1991, and Mr. Wogsland who was elected in 1992. Under the policy adopted by the Board of Directors with respect to the age of directors, Mr. Robert S. Eckley, who has been a director of the Company since 1973, will retire and not stand for reelection as director at the meeting. His position will not be filled as a result in the reduction in the size of the Board.


     The following information is given with respect to the nominees for election as directors:


WILLIAM J. ALLEY

     Principal occupation:            Chairman of the Board and Chief Executive Officer of
                                      American Brands, Inc. (diversified manufacturing and
                                      other businesses), Old Greenwich, Connecticut.

     Age:                             64

     Served as a director of
       the Company since:             1974

     Shares beneficially owned
       at February 1, 1994:           1,422 shares of CIPSCO Common Stock. In addition, Mr.
                                      Alley's account in the directors' deferred compensation
                                      plan described below holds the equivalent of 3,792
                                      shares of CIPSCO Common Stock.

     Other information:               Mr. Alley is Chairman of the Audit Committee and a
                                      member of the Compensation and Executive Committees of
                                      the Board. He is a director of American Brands, Inc.,
                                      Moorman Manufacturing Company and Rayonier, Inc.
CLIFFORD L. GREENWALT

     Principal occupation:            President and Chief Executive Officer of the Company.

     Age:                             61

     Served as a director of
       the Company since:             1986

     Shares beneficially owned
       at February 1, 1994:           9,918 shares of CIPSCO Common Stock

     Other information:               Mr. Greenwalt is a member of the Executive Committee of
                                      the Board. He is a director of First of America Bank
                                      Corporation, Kalamazoo, Michigan and a director of its
                                      wholly owned subsidiary, First of America
                                      Bank-Springfield, N.A. Mr. Greenwalt was senior Vice
                                      President-Operations of the Company from 1980 to August
                                      1989 when he became President. Mr. Greenwalt is also
                                      President and Chief Executive Officer of CIPSCO and
                                      Chairman of the Board of CIPSCO Investment Company.

JOHN L. HEATH

     Principal occupation:            Retired Chairman and President of the Heath Candy Com-
                                      pany, Robinson, Illinois.

     Age:                             58

     Served as a director of
       the Company since:             1977

     Shares beneficially owned
       at February 1, 1994:           4,000 shares of CIPSCO Common Stock

     Other information:               Mr. Heath is a member of the Nominating and Audit
                                      Committees of the Board. He served as Chairman of L.S.
                                      Heath & Sons, Inc. from 1971 until 1988 and also as
                                      President and Chief Executive Officer from 1971 until
                                      1982. Mr. Heath is a director of the Biltmore Bank Corp.
                                      and of its wholly owned subsidiary, The Biltmore
                                      Investors Bank of Phoenix, Arizona. He is also a
                                      director of Sun Street Food Corporation of Phoenix,
                                      Arizona.
ROBERT W. JACKSON

     Principal occupation:            Senior Vice President--Finance and Secretary of the Com-
                                      pany.

     Age:                             63

     Served as a director of
       the Company since:             1986

     Shares beneficially owned
       at February 1, 1994:           6,160 shares of CIPSCO Common Stock

     Other information:               Mr. Jackson is a director of Firstbank of Illinois Co.
                                      and each of its wholly owned subsidiary banks, including
                                      the First National Bank of Springfield. Mr. Jackson is
                                      also Senior Vice President, Chief Financial Officer and
                                      Secretary of CIPSCO, and President and Chief Executive
                                      Officer of CIPSCO Investment Company.

GORDON R. LOHMAN

     Principal occupation:            President and Chief Executive Officer of AMSTED
                                      Industries Incorporated (diversified manufacturer of
                                      industrial products), Chicago, Illinois.

     Age:                             59

     Served as a director of
       the Company since:             1989

     Shares beneficially owned
       at February 1, 1994:           200 shares of CIPSCO Common Stock. In addition, Mr.
                                      Lohman's account in the directors' deferred compensa-
                                      tion plan described below holds the equivalent of 3,270
                                      shares of CIPSCO Common Stock.

     Other information:               Mr. Lohman is Chairman of the Compensation Committee and
                                      a member of the Audit Committee of the Board. He became
                                      President of AMSTED Industries Incorporated in 1988 and
                                      Chief Executive Officer in 1990. He was Executive Vice
                                      President of that firm in 1988 and served as Vice
                                      President from 1978 through 1987. He is a director of
                                      American Brands, Inc.
HANNE M. MERRIMAN

     Principal occupation:            Principal in Hanne Merriman Associates (retail business
                                      consultants), Washington, D.C.

     Age:                             52

     Served as a director of
       the Company since:             1990

     Shares beneficially owned
       at February 1, 1994:           1,401 shares of CIPSCO Common Stock. In addition, Mrs.
                                      Merriman's account in the directors' deferred
                                      compensation plan described below holds the equivalent
                                      of 2,016 shares of CIPSCO Common Stock.

     Other information:               Mrs. Merriman is a member of the Audit and the
                                      Nominating Committees of the Board. She was President of
                                      Nan Duskin, Inc. from 1991 to 1992. Previously she had
                                      been a retail business consultant from January 1990.
                                      Mrs. Merriman also served as President and Chief
                                      Executive Officer of Honeybee, Inc., a division of
                                      Spiegel, Inc., and President of Garfinckels, a division
                                      of Allied Stores Corporation. Mrs. Merriman is a
                                      director of USAir Group, Inc., State Farm Mutual
                                      Automobile Insurance Co., The Rouse Company, and
                                      AnnTaylor Stores Corporation.

DONALD G. RAYMER
     Principal occupation:            Retired President and Chief Executive Officer of the
                                      Company.
     Age:                             69
     Served as a director of
       the Company since:             1972
     Shares beneficially owned
       at February 1, 1994:           8,034 shares of CIPSCO Common Stock. In addition, Mr.
                                      Raymer's account in the directors' deferred compensa-
                                      tion plan described below holds the equivalent of 3,019
                                      shares of CIPSCO Common Stock.
     Other information:               Mr. Raymer is a member of the Executive Committee of the
                                      Board. He is a director of Bank One Springfield. Mr.
                                      Raymer was President and Chief Executive Officer of the
                                      Company from August 1980 to August 1989.
THOMAS L. SHADE
     Principal occupation:            Retired Chairman of the Board and Chief Executive
                                      Officer of Moorman Manufacturing Company (livestock feed
                                      products), Quincy, Illinois.
     Age:                             63
     Served as a director of
       the Company since:             1991
     Shares beneficially owned
       at February 1, 1994:           2,333 shares of CIPSCO Common Stock. In addition, Mr.
                                      Shade's account in the directors' deferred compensation
                                      plan described below holds the equivalent of 1,374
                                      shares of CIPSCO Common Stock.
     Other information:               Mr. Shade is a member of the Audit and Compensation
                                      Committees of the Board. Mr. Shade served as Chairman of
                                      the Board and Chief Executive Officer of Moorman
                                      Manufacturing Company during 1992 and 1993. He was
                                      President and Chief Executive Officer of that firm from
                                      1984 to 1992. He also is a director of Moorman
                                      Manufacturing Company and Quincy Soybean Company, each
                                      of Quincy, Illinois.

JAMES W. WOGSLAND

     Principal occupation:            Vice Chairman of Caterpillar, Inc. (heavy equipment and
                                      engine manufacturer), Peoria, Illinois.

     Age:                             62

     Served as a director of
       the Company since:             1992

     Shares beneficially owned
       at February 1, 1994:           1,000 shares of CIPSCO Common Stock. In addition, Mr.
                                      Wogsland's account in the directors' deferred compen-
                                      sation plan described below holds the equivalent of 653
                                      shares of CIPSCO Common Stock.

     Other information:               Mr. Wogsland is a member of the Audit and Nominating
                                      Committees of the Board. Mr. Wogsland has been Vice
                                      Chairman of Caterpillar, Inc. since 1990. He was
                                      Executive Vice President of that firm from 1987 until
                                      1990. He is a director of Caterpillar, Inc; First of
                                      America Bank Corporation, Kalamazoo, Michigan and a
                                      director of its wholly owned subsidiary, First of
                                      America Bank-Illinois, N.A., Peoria, Illinois. He is
                                      also a director of Protection Mutual Insurance Company.

EXECUTIVE COMPENSATION

     The following table contains information with respect to the compensation paid by the Company for all services rendered during 1991 through 1993 to the President and the four most highly compensated executive officers:

                           SUMMARY COMPENSATION TABLE

                                                              ANNUAL COMPENSATION
                                                              --------------------      ALL OTHER
NAME OF INDIVIDUAL     CAPACITIES IN WHICH SERVED     YEAR     SALARY     BONUS(1)   COMPENSATION(2)
- -------------------  ------------------------------   ----    --------    --------   ---------------
C. L. Greenwalt      President and Chief Executive    1993    $339,093    $99,902        $ 5,852
                     Officer of the Company           1992     317,375          0          2,073
                                                      1991     301,834         --          2,073
R. W. Jackson        Senior Vice President--          1993     224,545     44,699          2,864
                     Finance and Secretary of the     1992     213,426     10,278          1,713
                     Company                          1991     199,109         --          1,893
L. A. Dodd           Senior Vice President--          1993     194,271     36,009          3,524
                     Operations                       1992     176,880      8,504          2,073
                                                      1991     161,684         --          2,073
W. R. Morgan         Vice President--Division         1993     142,713     21,235          2,700
                     Operations                       1992     135,758      8,653          2,073
                                                      1991     129,592         --          2,073
G. W. Moorman        Vice President--Power Supply     1993     134,585     20,047          2,564
                                                      1992     124,713      8,421          2,073
                                                      1991     117,509         --          2,073

- ------------
(1) Amounts paid under the Company's Management Incentive Program which began in 1992.

(2) Premiums paid by the Company on behalf of the officers for group term life insurance.

     Substantially all employees of the Company and CIPSCO (including officers) participate in the Company's Retirement Income Plan (the "Retirement Plan"), including persons whose remuneration is reported in the foregoing table. Employer contributions to the Retirement Plan are determined actuarially. For purposes of the Retirement Plan, compensation of a participant is base pay, exclusive of bonuses, overtime pay, and other special payments. Compensation for the persons named in the Summary Compensation Table is substantially equivalent to the compensation reported in the Table under "Salary." Retirement Plan benefits depend upon years of service, age at retirement and final average pay. In certain cases, pension benefits under the Retirement Plan (or compensation used to measure such benefits) will be reduced to comply with maximum limitations imposed by the Internal Revenue Code. The Company maintains an unfunded Excess Benefit Plan to provide for the payment of the difference between the monthly benefit that would have been paid to participants under the Retirement Plan if such limitations were not in effect and the reduced amount payable as a result of such limitations. The credited years of service under the Retirement Plan and the Excess Benefit Plan for the above listed persons as of December 31, 1993 are as follows: Greenwalt, 30 years; Jackson, 14 years; Dodd, 29 years; Morgan, 30 years; and Moorman, 24 years. Assuming retirement at age 65, it is estimated a participant would be eligible for a maximum annual benefit under the Retirement Plan, as supplemented by the Excess Benefit Plan, as follows:

                                            ANNUAL BENEFIT AFTER SPECIFIED YEARS OF SERVICE(1)
                                         --------------------------------------------------------
      AVERAGE ANNUAL EARNINGS(2)            20          25          30          35          40
- --------------------------------------   --------    --------    --------    --------    --------
$125,000..............................   $ 34,059    $ 42,574    $ 51,089    $ 59,603    $ 68,118
 150,000..............................     41,559      51,949      62,339      72,728      83,118
 175,000..............................     49,059      61,324      73,589      85,853      98,118
 200,000..............................     56,559      70,699      84,839      98,978     113,118
 225,000..............................     64,059      80,074      96,089     112,103     128,118
 250,000..............................     71,559      89,449     107,339     125,228     143,118
 275,000..............................     79,059      98,824     118,589     138,353     158,118
 300,000..............................     86,559     108,199     129,839     151,478     173,118
 325,000..............................     94,059     117,574     141,089     164,603     188,118
 350,000..............................    101,559     126,949     152,339     177,728     203,118
 375,000..............................    109,059     136,324     163,589     190,853     218,118
 400,000..............................    116,559     145,669     174,839     203,978     233,118
 425,000..............................    124,059     155,074     186,089     217,103     248,118

- ------------
(1) Annual benefits are on a straight-line annuity basis. Amounts shown have been reduced by the deduction for Social Security benefits and are not subject to any other offset amounts.

(2) "Average Annual Earnings" means the average annual base compensation during the four years of highest pay during the ten-year period immediately preceding retirement.


     The Company also maintains an unfunded Special Executive Retirement Plan (the "Executive Plan") for each employee of the Company or CIPSCO who was hired from outside the Company or CIPSCO as a senior officer and who is a participant in and qualifies for benefits under the Retirement Plan. For purposes of the Executive Plan, a senior officer includes the president, vice president and such other officers of the Company or CIPSCO as shall be designated from time to time by the Board of Directors of the Company or CIPSCO. A participant in the Executive Plan who becomes disabled or retires in accordance with the Executive Plan is eligible to receive benefits under the Executive Plan in an amount equal to the difference between (i) the amounts which would have been payable under the Retirement Plan, as supplemented by the Excess Benefit Plan, if the participant had 35 years of credited service under the Retirement Plan (reduced in accordance with the Executive Plan if the participant terminates employment for any reason prior to age 65) and (ii) the aggregate of the amounts which are paid or payable (a) under the Retirement Plan as supplemented by the Excess Benefit Plan, based upon the number of actual years of credited service under the Retirement Plan, (b) under certain other pension plans as a result of the participant's prior employment and (c) under any employment contract with the Company or CIPSCO. A qualifying spouse of any participant who dies is eligible to receive a percentage of the benefit provided under the Plan for the participant. At present, Mr. Jackson is a participant under the Executive Plan. His estimated annual benefits under the Retirement Plan, the Excess Benefit Plan and the Executive Plan are as set forth in the table above.


     The individuals named in the Summary Compensation Table and three other executive officers of the Company or CIPSCO have each entered into an Employment Agreement with CIPSCO, which provides that in the event of a "change in control" of the Company or CIPSCO, the Company and/or

CIPSCO or another subsidiary of CIPSCO will continue to employ the executive for a period of three years from the date of the change in control, which period will be extended for one-year increments unless notice to the contrary is given as provided in the Employment Agreement (the "Period of Employment"). In the event of the executive's (i) involuntary termination of employment during the Period of Employment except by reason of death, disability, attainment of age 65 or cause (as defined in the Employment Agreement) or (ii) resignation during the Period of Employment for good reason (as defined in the Employment Agreement), the executive will be entitled to payment of severance compensation in an amount equal to the present value of the executive's base pay and incentive pay (determined as provided in the Employment Agreement) that would have accrued if the executive remained employed until the end of the Period of Employment. The executive will also receive continued employee benefits until the end of the Period of Employment, subject to offset for comparable benefits. The severance compensation will be increased by an amount necessary to compensate the executive for any excise tax payable as a result of the payment and any other compensation paid by the Company or any of its affiliates being contingent on a change in control under federal income tax law. A "change in control" occurs, in general, if (i) as a result of a merger, consolidation or sale of assets, less than a majority of the voting power of CIPSCO is held after such event by the persons who were holders of the voting power of CIPSCO prior to such event or less than a majority of the voting power of the Company is held after such event by CIPSCO or by the holders of the voting power of CIPSCO prior to such event,
(ii) any person (or group) acquires beneficial ownership of 20 percent or more of the voting power of the Company or CIPSCO or (iii) within any two-year period a majority of the members of the Board of Directors of the Company or CIPSCO ceases to be members (other than changes in members approved by at least two-thirds of the continuing directors).

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     OVERVIEW. The Compensation Committee of the Board of Directors of the Company (the "Committee") is charged with overall oversight and review of the performance and compensation of the executive officers of the Company. The Committee is responsible for assuring that executive compensation and benefit plans are implemented and are consistent with the Company's shareholder interests, corporate goals and compensation philosophy.

     The Company's executive officer compensation program supports these goals and objectives. It is designed to attract, retain, motivate and reward top quality and experienced officers to achieve the Company's business objectives. It links executive compensation with corporate performance by providing the opportunity to earn superior compensation during periods of superior results, but also limits compensation during periods with lesser results.

     The executive officer compensation program consists of a base salary and an annual incentive. The base salary is determined by a combination of the individual's performance relative to specific job responsibilities and market comparisons of salaries for similar jobs in the utility industry. Particular emphasis is placed on salary data provided by the Edison Electric Institute ("EEI") survey of electric and combination electric and natural gas utilities. This group of utilities is essentially the same group that makes up the utility peer group whose performance is shown on the Performance Graph below. The philosophy is to pay base salaries and provide for incentive compensation that are comparable to the medians of such amounts for the subgroup of utilities included in the EEI survey that are of comparable size to the Company (based on revenues).

Salaries for the officers listed in the Summary Compensation Table were increased in 1993 to track competitive base salaries being paid by the utility industry and to reflect performance, which is determined subjectively by the Committee based on individual evaluations. Incentive compensation was earned based on achievement of the objectives of the annual management incentive program (described below).

     THE MANAGEMENT INCENTIVE PLAN. The Management Incentive Plan ("MIP"), an annual incentive program instituted in 1992, strongly supports the Company's primary goal of achieving superior returns on shareholders' investments. The MIP is intended to provide additional compensation to the executive officers, named in the Summary Compensation Table above, along with five other officers and 22 other employees of the Company. It is the Committee's responsibility to administer the MIP and in so doing (1) set the overall corporate financial performance goal and unit or individual objectives, (2) determine the participants to be included in the MIP, and (3) determine the amount of each participant's incentive pay to be based on attainment of the overall corporate goal and the amount to be based on achievement of his or her unit or individual objectives.

     The overall corporate goal is based on attainment of a targeted return on CIPSCO Common Stock equity. The Committee has determined that return on equity is the measure of corporate performance that most directly measures management's performance. Individual unit objectives relate to customer service, revenue growth, cost control and other strategic initiatives. The MIP provides for threshold, target and maximum levels of awards based on performance against the predetermined targets. Achievement of threshold performance earns approximately one-half of the target award while maximum performance earns approximately 1.5 times the target award. As currently administered, total incentive pay varies, depending on the participant's position within the organization, from a minimum of 7% of base salary for some participants, assuming threshold corporate and unit goals are achieved, to a maximum of 40% of base salary for the President and Chief Executive Officer assuming maximum performance is achieved. A participant may receive the portion of his or her incentive pay tied to unit or individual objectives even though CIPSCO has not attained the overall corporate goal, with the exception of the President and Chief Executive Officer, whose incentive pay is tied solely to the overall corporate goal of return on equity. For other executive officers, individual unit awards are weighted, according to the participant's position, to produce awards from 20% to 35% of the total award with corporate performance goals weighted to make up the remaining 80% to 65%. However, for any incentive pay to be earned by any participant, overall earnings of the Company, on a per share basis, must equal or exceed the annualized Common Stock dividend rate then in effect. Accordingly, shareholders will realize an appropriate return on their investment prior to the payment of any incentive compensation.

     The targeted corporate goal of return on common equity was exceeded in 1993 resulting in MIP participants, including the officers named in the Summary Compensation Table, earning various amounts of incentive compensation, based on the formulas previously described. In addition, the Committee determined that incentive compensation was earned by participants in 1993 for achievement of individual and unit goals, in accordance with the MIP provisions. The Committee, in accordance with plan provisions, authorized an adjustment in 1993 to allow an individual to earn one-half of his or her unit goal threshold level award if such goal was not achieved due to extraordinary circumstances beyond the control of the individual participant. None of the other predetermined requirements for earning awards was modified. Incentive awards are payable in cash as soon as feasible following the close of the year after determination by the Committee of the level of attainment of the goals. Benefits earned in 1993 are reflected in the "Bonus" column of the Summary Compensation Table above.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. The Committee is responsible for reviewing the Chief Executive Officer's performance and adjusting his base salary accordingly. In addition, the Committee adjusts base salary to reflect changes in the prevailing competitive market levels for Chief Executive Officers in other comparably-sized utilities, as described above. The Committee increased Mr. Greenwalt's salary in 1993 from $317,375 to $339,093 in recognition of his strong performance in completing the responsibilities of his position, his tenure as Chief Executive Officer, and increased compensation levels in the utility industry.

     Incentive compensation for the Chief Executive Officer was determined in accordance with the provisions and formulas of the MIP. Accordingly, Mr. Greenwalt's incentive compensation is based solely on corporate performance as measured by the overall corporate goal of return on equity. He earned $99,902 under the MIP in 1993 because the Company's return on common equity exceeded the predetermined target goal as established in the MIP.

     The members of the Committee are indicated below. No member of the Compensation Committee is a current or former officer of the Company or CIPSCO.

                                          G. R. Lohman, Chairman
                                          W. J. Alley
                                          T. L. Shade

PERFORMANCE GRAPH


     The following graph is a comparison of CIPSCO's Common Stock performance as compared to the Standard & Poors' 500 index and an industry peer group as reported by the Edison Electric Institute. Comparison is also made to the Dow Jones Utility Average. The graph assumes $100 invested at December 31, 1988, and all dividends paid during the period reinvested in additional CIPSCO Common Stock. The EEI peer group is made up of 100 investor-owned electric and combination electric and natural gas utilities. The returns have been weighted to reflect the different market capitalization of each utility in the group. As described in the Compensation Committee Report, incentive compensation is based on return on CIPSCO common equity rather than total return, as shown on the graph, because the Compensation Committee believes it is a more direct measure of management's performance.




             1989          1990           1991           1992           1993

CIPSCO       $111          $115           $159           $185           $200

S & P 500     132           128            166            179            197

EEI 100       130           132            169            182            203

DJ UTIL       136           129            149            155            170




DIRECTORS' COMPENSATION


     No annual retainer or fees are paid to any director who is an officer of the Company or CIPSCO or any other subsidiary of CIPSCO. During 1993, other members of the Board of the Company received an annual retainer of $10,000 for serving on the Board of the Company and a fee of $750 for each Company Board meeting or Committee meeting attended. The Chairman of the Company Executive Committee received an additional annual fee of $2,500 and the Chairman of the Company Audit Committee and the Chairman of the Company Compensation Committee each received an additional annual fee of $2,000. Directors were also reimbursed for their reasonable travel and out-of-pocket expenses for each Company Board or Committee meeting attended. CIPSCO pays no additional fees for attendance at Board meetings or for service on committees.

     During 1993, non-employee directors of CIPSCO received an annual retainer for serving on the Board of CIPSCO of $13,000. The annual retainer paid to each director by CIPSCO, however, is reduced by an amount equal to the aggregate amount paid to such director by each subsidiary of CIPSCO as an annual retainer for services as a director of such subsidiary. All directors are on the Board of the Company and CIPSCO. Consequently, the aggregate annual retainer for service on both Boards for 1993 was $13,000.

     The Company and CIPSCO each maintain an unfunded deferred compensation plan under which directors may elect to defer directors' retainers and fees paid by that company. For each director who elects to participate in a plan, the amount of his or her directors' retainers and fees is accrued in an unfunded account in the name of the director. Such amount is adjusted in value by an amount equivalent to the amount which would be available if the director's compensation were invested in CIPSCO's Common Stock and dividends on such stock were reinvested. The aggregate value of each participant's accounts in the plans at February 1, 1994 (based on deferred director's fees paid by the Company and CIPSCO) was equivalent to investments in CIPSCO Common Stock as follows: Mr. Alley, 3,792 shares; Mr. Lohman, 3,270 shares; Mrs. Merriman, 2,016 shares; Mr. Raymer, 3,019 shares; Mr. Shade, 1,374 shares; and Mr. Wogsland, 653 shares. Amounts accrued in a director's account will be paid in cash upon his or her retirement as a director either in a single payment or over a period not to exceed 20 calendar quarters, with interest. Because officers of the Company or CIPSCO receive no compensation for services as directors, any director who is an officer is not eligible to participate in the plans.

     CIPSCO has established a Director Retirement Plan for directors of CIPSCO and its affiliates, including the Company, who are not or have never been officers of CIPSCO or any affiliate, including the Company. Each director who has completed five years of service on the Board of CIPSCO or any of its affiliates is eligible for monthly retirement payments for a period of the lesser of 10 years or the number of full years the director served on any of the Boards. The annual retirement benefit for a director of CIPSCO is equal to the annual retainer in effect for CIPSCO's directors (without reduction for director's fees paid by affiliates of CIPSCO) at the time the director ceases to serve as a director. The annual retirement benefit for a director who is not a member of the Board of CIPSCO is equal to the annual retainer in effect at the time the director ceases to serve as a director for each of the Boards of which the director was a member but not to exceed the amount of retainer for the CIPSCO directors. Such annual retirement payment is reduced a proportional amount for retiring directors younger than age 72.

MEETINGS AND COMMITTEES OF THE BOARD

     During 1993, the Board of Directors held six meetings. The Board of Directors of the Company and the Board of Directors of CIPSCO have each established an Executive Committee, an Audit Committee, a Nominating Committee and a Compensation Committee. Committee members are appointed by a majority of directors at the Board of Directors meeting following the annual meeting of shareholders. Committee members are the same for the Company's committees and CIPSCO's committees.

     Mr. Eckley, Mr. Alley, Mr. Greenwalt and Mr. Raymer are the members of the Executive Committee. The Company's Executive Committee held eight meetings and the CIPSCO Executive Committee held one meeting in 1993. The Executive Committee has and may exercise all the authority of the Board of Directors in the management of the Company, except in respect of certain matters or action as provided by Illinois law.

     Mr. Alley, Mr. Heath, Mr. Lohman, Mrs. Merriman, Mr. Shade and Mr. Wogsland are the members of the Audit Committee. The Company's Audit Committee and the CIPSCO Audit Committee each held three meetings in 1993. The Audit Committee engages an independent public accountant for the Company, subject to the approval of the Board; discusses with the independent public accountant the scope and results of its audit and the adequacy of the Company's accounting, financial and operating controls; approves the performance of non-audit professional services by the independent public accountant; and discusses with management and the independent public accountant the Company's accounting principles, policies and practices and its reporting policies and practices.

     Mr. Eckley, Mr. Heath, Mrs. Merriman and Mr. Wogsland are the members of the Nominating Committee. The Company's Nominating Committee and the CIPSCO Nominating Committee each held one meeting in 1993. The Nominating Committee seeks out and recommends to the Board qualified candidates for election to the Board; reviews the performance of Board members and, based upon such review, makes recommendations to the Board as to which Board members should stand for re-election. In making recommendations of nominees for election to the Board, the Nominating Committee will consider persons recommended by shareholders. Any shareholder wishing to make such a recommendation should write to the President of the Company who will forward all such recommendations to the Nominating Committee.

     Mr. Lohman, Mr. Alley, and Mr. Shade are the members of the Compensation Committee. The Company's Compensation Committee held three meetings and the CIPSCO Compensation Committee held one meeting in 1993. The Compensation Committee establishes the compensation to be paid officers of the Company (other than assistant officers); reviews directors' fees and fees paid to directors for membership on the various committees of the Board; reports to the Board as to appropriate levels of compensation for such officers, and recommends to the Board directors' fees and fees for membership on such committees. No member of the Compensation Committee is a current or former officer of the Company or CIPSCO.


     During 1993, each director attended 100 percent of the total of the meetings of the Company's and CIPSCO's Board and of committees of each company's Board of which he or she was a member.

                       MANAGEMENT PROPOSALS TO AMEND THE
                           ARTICLES OF INCORPORATION

INTRODUCTION


     The Board of Directors, by unanimous vote, has recommended that the Company's shareholders approve amendments to the Articles, as permitted by the Illinois Business Corporation Act (the "Act"), to (1) modify various provisions to clarify the effect of a variable dividend rate on series of Preferred Stock and related matters ("Variable Dividend Proposal") and (2) add a provision specifying that a majority of outstanding shares entitled to vote (rather than two-thirds) is sufficient to approve future amendments to the Articles (the "Majority Vote Proposal"). Each of the foregoing management proposals (individually a "Management Proposal" and collectively the "Management Proposals") will be voted upon separately and either Management Proposal approved by shareholders will be adopted by the Company even if the other Management Proposal is not approved. The text of each section of Articles, as it is proposed to be amended, is set out in full in Exhibit A to this Proxy Statement.


VOTE REQUIRED FOR APPROVAL


     The Variable Dividend Proposal will be approved if the holders of (i) two-thirds of the outstanding Common Stock and Preferred Stock, voting together as a class and (ii) two-thirds of the Preferred Stock voting separately as a class, vote in favor of the Variable Dividend Proposal. The Majority Vote Proposal will be approved if the holders of two-thirds of the outstanding Common Stock and Preferred Stock, voting together as a class, vote in favor of the Majority Vote Proposal. Proxies will be voted in accordance with the specifications marked thereon and, if no specification is made, will be voted "FOR" adoption of each Management Proposal. See the discussion above under "Introduction--Voting" regarding the effect of abstentions and broker non-votes.


     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH MANAGEMENT PROPOSAL.


     CIPSCO owns 100% of the outstanding common stock of the Company and approximately 97% of all outstanding Common Stock and Preferred Stock together. The affirmative vote by CIPSCO of its Common Stock in favor of the the Majority Vote Proposal is sufficient to constitute shareholder approval thereof and sufficient to constitute the approval required as described in clause (i) in the preceding paragraph with respect to the Variable Dividend Proposal. The Variable Dividend Proposal must also receive the class vote of Preferred Stock described in clause (ii) above. CIPSCO intends to vote in favor of both Management Proposals.


VARIABLE DIVIDEND PROPOSAL

     GENERAL. Under Article IV of the Articles, the Company may issue additional series of Cumulative Preferred Stock, par value $100 per share and Cumulative Preferred Stock, without par value (collectively, the "Cumulative Preferred Stock"). Article IV expressly vests in the Board of Directors the authority to fix and determine at the time of issuance certain terms of each new series of Cumulative Preferred Stock.


     The Variable Dividend Proposal is intended to increase the flexibility of the Board of Directors under Article IV in issuing future series of Cumulative Preferred Stock, as well as dealing with certain issues relating to the outstanding Cumulative Preferred Stock--Auction Series A (the "Auction Series").



     Article IV currently provides that dividends must be payable quarterly on each outstanding series of Cumulative Preferred Stock. Dividends are currently payable on March 31, June 30, September 30 and December 31. FOR THOSE SHAREHOLDERS WHO PRESENTLY OWN SHARES OF ANY SERIES OF CUMULATIVE PREFERRED STOCK, THE QUARTERLY DIVIDEND PAYMENT DATE WILL NOT BE AFFECTED BY THE VARIABLE DIVIDEND PROPOSAL. The proposed amendments clarify that different dividend payment dates and dividend periods can be fixed for the Auction Series in the future (subject to the limitations contained in the resolution that established the Auction Series) and any new series of Cumulative Preferred Stock that may be issued in the future. If the proposed amendments are adopted, the Company would be able to switch from paying dividends quarterly on the Auction Series to paying dividends every 49 days or every 13 weeks (as contemplated by the resolution that established the Auction Series) if the Board of Directors determined that such dividend periods would likely result in lower dividend rates. Even if the Variable Dividend Proposal is adopted, no change in dividend period on the Auction Series would be made unless the Board of Directors specifically authorizes such a change.



     Under the Variable Dividend Proposal, the Board of Directors may determine dividend periods different from the currently used calendar quarters for the Auction Series and/or for any future series issued. Article IV of the Articles currently precludes the Company from paying a dividend on one series of Cumulative Preferred Stock unless dividends have been paid on or set apart for all other series of Cumulative Preferred Stock. This provision makes it impractical for variable dividend rate Cumulative Preferred Stock to have dividend periods other than the regularly established quarterly dividend periods ending March 31, June 30, September 30 and December 31. Accordingly, the Variable Dividend Proposal would amend paragraph (2) of Section A of Article IV to allow declaration of dividends on any share of Cumulative Preferred Stock without declaring dividends on all other shares if certain conditions are met. As amended, such paragraph of the Articles would permit such a dividend to be declared if all dividends for all past dividend periods of all shares of Cumulative Preferred Stock have been paid in full or provided for. In addition, the Articles would require proportionate dividends to be declared for all shares of Cumulative Preferred Stock for which dividends were payable on the same day as the proposed dividend. These provisions will allow the Company to declare and pay dividends on the Auction Series and any future series of Cumulative Preferred Stock having other than quarterly dividend periods or other than the regularly established quarterly dividend payment date on any date without also declaring dividends on other series (if the two conditions described above are met). THE BOARD OF DIRECTORS BELIEVES THIS PROVISION SUBSTANTIALLY MAINTAINS THE PARITY AMONG SERIES OF CUMULATIVE PREFERRED STOCK AS TO THE PAYMENT OF DIVIDENDS WHILE GIVING THE COMPANY THE FLEXIBILITY TO TAKE FULL ADVANTAGE OF MODERN FINANCING TECHNIQUES.



     Paragraph (4) of Section A of Article IV sets forth the requirements for redemption of the Cumulative Preferred Stock. In general, such provision requires 30 days' written notice of redemption be mailed to the record holders of Cumulative Preferred Stock to be redeemed. Preferred stock with variable dividend rates and dividend periods often provide for shorter notice periods or for other more flexible redemption procedures. To facilitate issuance in the future of such stock, under the proposed amendment, the Board of Directors will be given the ability to set the time, form and manner of giving notice of redemption for any future series of Cumulative Preferred Stock (whether or not it has variable, adjustable or floating dividend rates). If such matters are not set by the Board in connection with the issuance of such a series, the provisions of paragraph (4) currently in the Articles will control. THIS PROVISION WILL NOT CHANGE THE NOTICE OF REDEMPTION REQUIREMENTS FOR ANY OUTSTANDING SERIES OF CUMULATIVE PREFERRED STOCK, INCLUDING THE AUCTION SERIES.


     Paragraph (5)(c) of Section A of Article IV provides that the Company cannot, without the approval of the holders of at least two-thirds of the outstanding shares of any series of Cumulative Preferred Stock, issue any additional shares of Preferred Stock (or any other class of stock ranking prior thereto or on a parity therewith) unless the Company's gross income for a specified twelve-month period is at least equal to one and one-half times the sum of (i) interest requirements for one year on all funded indebtedness and notes payable in more than 12 months and (ii) annual dividend requirements on all Preferred Stock then outstanding, on any other outstanding class of stock ranking prior thereto or on a parity therewith, and on the shares of Cumulative Preferred Stock to be issued. The existing test is silent on how to compute the annual interest or dividend requirement on a series of Cumulative Preferred Stock, such as the Auction Series, or on outstanding indebtedness that has an adjustable, variable or floating rate. To ensure compliance with this test at the time the Auction Series was issued, the Company imposed a maximum annual dividend rate of 26% on the Auction Series and used the 26% rate for purposes of calculating the annual dividend requirement on the Auction Series, even though the actual initial dividend rate on such series was less than 3%.


     The existing test is also silent as to the applicability of this test to the issuance of securities convertible into Cumulative Preferred Stock or any prior or parity ranking stock. The amendment clarifies that the Company must comply with the test of Paragraph (5)(c) of Section A of Article IV (or obtain the necessary shareholder vote) to issue convertible securities.


     For purposes of the future application of the above gross income test with regard to the Auction Series, and in order to avoid imposing a similar maximum dividend rate for future series of Cumulative Preferred Stock, or prior or parity ranking stock or convertible securities, the Variable Dividend Proposal specifies the method of calculating the annual requirements on securities having interest or dividends determined according to an adjustable, floating or variable rate. Such calculation will be as follows: (i) for such securities (including Cumulative Preferred Stock) proposed to be issued with an adjustable, floating or variable rate, the dividend rate used will be the dividend rate to be applicable to such series on the date of its issuance, (ii) for any outstanding funded indebtedness or short term indebtedness which has a variable interest rate, and for any outstanding series of Cumulative Preferred Stock, parity or prior ranking stock or convertible securities which has a variable dividend, the interest or dividend rate used will be the daily weighted average annual interest or dividend rate applicable to such security (a) during any consecutive twelve-month period selected by the Company, which period ends within 90 days prior to such proposed issuance of the new Cumulative Preferred Stock, or (b) if the security has been outstanding for less than twelve full calendar months, during such shorter period beginning on the date of issuance of such security and ending on a date selected by the Company, which date is not more that 45 days prior to such issuance; provided that if such security has been issued within 45 days prior to such proposed issuance of the new Cumulative Preferred Stock, the interest or dividend rate will be that applicable on the date of issuance of such security. THIS PROVISION DOES NOT ALTER THE BASIC REQUIREMENT THAT GROSS INCOME MUST BE AT LEAST EQUAL TO ONE AND ONE-HALF TIMES THE SPECIFIED DIVIDEND AND INTEREST REQUIREMENTS (AS THOSE REQUIREMENTS WILL BE DETERMINED UNDER THE PROPOSED AMENDMENT).

     Although the amendment will provide a method to compute the annual dividend requirement for stock with an adjustable, floating or variable dividend rate, including the Auction Series, the proposed changes will not eliminate the 26% maximum dividend rate for the Auction Series. Under the Articles, upon the adoption of the Variable Dividend Proposal the Board of Directors will have the option of eliminating the 26% maximum dividend rate for the Auction Series but has no present intention to do so.



     The proposed amendments will make other miscellaneous changes to Article IV that will not affect any outstanding shares of Cumulative Preferred Stock. The proposed amendments would clarify the language in Article IV by specifically indicating that the Board of Directors may fix or determine rates of dividends that may be expressed in terms of a formula or other method by which such rates may be calculated or ascertained from time to time and that the applicable rate need not be constant. Such change is consistent with the Company's and its legal counsel's current interpretation of Article IV and will remove any ambiguity regarding this matter. The exact language of all changes to the Articles included in the Variable Dividend Proposal is set out in Exhibit A.



     RECOMMENDATION. The Board of Directors believes that the Variable Dividend Proposal is in the best interests of the Company's shareholders, as it will enhance the Company's ability to issue new series of Cumulative Preferred Stock and to set dividend policy with respect to the Auction Series with terms most favorable to the Company. If adopted, the Variable Dividend Proposal will enable the Company, at the option of the Board of Directors, to take full advantage of new financing techniques that may provide a lower cost of capital to the Company.


     FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" THE VARIABLE DIVIDEND PROPOSAL.

MAJORITY VOTE PROPOSAL


     GENERAL. Illinois law provides that amendments to the articles of incorporation of an Illinois corporation require the vote of the holders of two-thirds of outstanding shares, including the holders of two-thirds of any class or series which is entitled to a class vote on the amendments, unless the articles provide for a lesser vote. Pursuant to the permissive provisions of Illinois law the Company proposes to add a provision to the Articles which would supersede the two-thirds requirement. Under the Majority Vote Proposal the affirmative vote of the holders of a majority of all outstanding shares, and a majority of any class or series entitled to a class vote, would be sufficient to approve future amendments to the Articles.



     The purpose of the Majority Vote Proposal is to make it easier to obtain shareholder approval for future amendments to the Articles. This will increase the Company's flexibility to make desirable changes in the Articles. As indicated above, CIPSCO holds all of the outstanding Common Stock of the Company and more than two-thirds of all outstanding Common Stock and Preferred Stock together. Accordingly, any proposed amendment favored by CIPSCO requiring a simple vote of all outstanding shares is assured of adoption. Because it is unlikely that CIPSCO would at any time in the near future own less than a majority of all outstanding Common Stock and Preferred Stock, the Majority Vote Proposal is not likely to have any effect on CIPSCO's ability to approve future amendments to the Articles. On the other hand, for any proposed future amendment that affects the Preferred Stock in such a way that the Preferred Stock is entitled under the Articles or applicable law to a class vote, in addition to a vote of all outstanding stock, the Majority Vote Proposal would make it easier to adopt such amendment. In such case, it would only be necessary to obtain the favorable vote of the holders of a majority of outstanding Preferred Stock instead of the two-thirds vote now required. However, under the Articles, the Preferred Stock will continue to have a two-thirds class vote to authorize the Company to take any of the following actions: (i) amend the Articles to create or authorize any stock ranking prior in any respect to the Preferred Stock or any security convertible into shares of such stock, (ii) change, by amendment to the Articles or otherwise, the terms and provisions of the Preferred Stock so as to affect adversely the rights and preferences of the holders thereof or (iii) issue any shares of Preferred Stock or stock ranking on a parity therewith unless the Company's gross income is at least one and one-half times the annual dividend and interest requirements on certain securities of the Company.



     The Majority Vote Proposal will not change the current requirements of Illinois law that certain mergers, consolidations, sales of substantially all assets and certain other major corporate actions be approved by a two-thirds vote. Illinois law permits the two-thirds requirement for such matters to be reduced, if so provided in the articles of incorporation, to a lesser voting requirement, but not less than a majority. If the Majority Vote Proposal is adopted, the Company could propose future amendments to the Articles that would reduce the vote necessary to approve these major corporate actions and approval of such future amendments would then only require a majority vote. Even if such a future amendment to reduce the voting requirements for such major corporate actions were approved, the two-thirds voting requirements of the Preferred Stock currently set out in the Articles, as described in the preceding paragraph, would not be altered. The Company has no current plans to propose any such amendments to reduce the voting requirements for major corporate actions.



     RECOMMENDATION. The Board of Directors believes the Majority Vote Proposal is consistent with good corporate governance and is in the best interests of the Company and its preferred shareholders. The Majority Vote Proposal will increase the Company's flexibility to adopt desirable amendments to its Articles in the future, if those amendments are approved by a majority of shareholders. The Company believes that a majority vote is the recognized standard in modern corporate practice for approval of charter amendments. As indicated above, the rights under the Articles of preferred stockholders to approve certain actions by a two-thirds vote will not be changed. Statutory provisions requiring a class vote of preferred shareholders will also remain unchanged. Accordingly, the Board of Directors believes the rights of preferred shareholders are, and will continue to be, adequately protected. The Company is not currently aware of any amendments that would be proposed to the Articles in the event the Majority Vote Proposal is adopted.


     FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" THE MAJORITY VOTE PROPOSAL.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the firm of Arthur Andersen & Co. as independent public accountants to examine the annual financial statements of the Company for 1994. The firm has served as the Company's independent public accountants to examine the annual financial statements of the Company for many years, including 1993. A representative of Arthur Andersen & Co. will be present at the annual meeting to make a statement if he or she or desires, and to respond to questions.

                                 OTHER MATTERS

     Article VI (h) of the Company Bylaws requires reporting indemnity payments or advances of expenses associated with such indemnity made to any director, officer, employee or agent of the Company. In 1993, the Company entered into three such agreements with current and past employees named in various lawsuits. During 1993, the Company paid $62,674.45 in expenses under such agreements. All expenses so advanced for the benefit of any person must be repaid to the Company if it is ultimately determined that such person is not entitled to be indemnified by the Company.


     At the date hereof, the Board of Directors of the Company knows of no business to come before the meeting other than those matters described above. However, should any such business properly come before the meeting, the proxies will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.


                                          Central Illinois Public Service
                                          Company

                                          By Order of the Board of Directors,

                                                      R. W. Jackson
                                           Senior Vice President and Secretary

                                                                       EXHIBIT A


                   AMENDED PROVISIONS OF RESTATED AND AMENDED
                           ARTICLES OF INCORPORATION


                 (NOTE: ADDED LANGUAGE IS SHOWN BY ITALICS AND


                 DELETED LANGUAGE IS SHOWN BY [STRIKE THROUGHS.])


                                   ARTICLE IV

                         A. CUMULATIVE PREFERRED STOCK

     (1) The authorized shares of the Cumulative Preferred Stock (including all shares of authorized Cumulative Preferred Stock at any time having the status of authorized and unissued shares thereof) may be divided into and issued as shares of any series thereof now outstanding, or divided into and issued in one or more other series thereof, as the Board of Directors of the corporation shall from time to time authorize. Each series shall be designated so as to distinguish the shares thereof from the shares of all other series then outstanding; and all shares of the Cumulative Preferred Stock, irrespective of series, shall be identical except as to variations between different series in the relative rights and preferences thereof as permitted or contemplated by the next succeeding sentence of this paragraph (1). Authority is hereby expressly vested in the Board of Directors of the corporation to establish out of the authorized and unissued shares of Cumulative Preferred Stock one or more series thereof and to fix and determine the following relative rights and preferences of the shares of any such series:

          (a) the rate OR RATES of dividend, WHICH MAY BE EXPRESSED IN TERMS OF A FIXED RATE OR RATES OR FORMULA OR OTHER METHOD BY WHICH SUCH RATE OR RATES SHALL BE CALCULATED OR ASCERTAINED FROM TIME TO TIME, AND THE DIVIDEND PERIODS, INCLUDING THE DATE OR DATES ON WHICH SUCH DIVIDENDS MAY BE PAYABLE;

          (b) the prices at which, and the terms and conditions on which, shares may be redeemed; and

          (c) sinking fund provisions, if any, for the redemption or purchase of shares;

subject, however, to such restrictions as are, or may be, from time to time provided by law or contained in the Articles of Incorporation of the corporation or amendments thereto.

     (2) The holders of the Cumulative Preferred Stock from time to time outstanding shall be entitled to receive, in respect of each share held, dividends upon the par value thereof at the [ANNUAL RATE SPECIFIED IN THE DESIGNATION OF SUCH SHARE] RATE OR RATES APPLICABLE THERETO, payable quarter-yearly on March 31, June 30, September 30 and December 31 in each year, or on such other dates in each year, OR PAYABLE FOR SUCH OTHER DIVIDEND PERIODS AND ON SUCH DATES, as may be fixed by the Board of Directors of the corporation OR PROVIDED IN THE ARTICLES OF INCORPORATION, but only when and as declared by the Board of Directors out of surplus or net profits of the corporation available for the payment of dividends. Such dividends shall be cumulative in respect of each share from (and including) the date of issue thereof, and shall be paid, or declared and set apart for payment, before any dividend shall be declared or paid on or set apart for the Common Stock, so that, if for any past or current period dividends on the Cumulative Preferred Stock shall not have been paid or declared and set apart for payment, the deficiency shall be fully paid or declared and funds set apart for the payment thereof before any dividends shall be declared or paid on or set apart for the Common

Stock. The holders of the Cumulative Preferred Stock shall not be entitled to receive any dividends thereon except dividends at the [ANNUAL] APPLICABLE rate [HEREINBEFORE PROVIDED] OR RATES. No dividend shall at any time be paid on or set apart for any share of Cumulative Preferred Stock IN RESPECT OF A DIVIDEND PERIOD unless at the same time there shall be paid on or set aparT, for all shares of Cumulative Preferred Stock and all shares of Cumulative No Par Preferred Stock then outstanding AND HAVING A DIVIDEND PERIOD ENDING ON THE SAME DATE, dividends in such amount that the holders of all SUCH shares of Cumulative Preferred Stock and the holders of all SUCH shares of Cumulative No Par Preferred Stock shall receive or have set apart for them a uniform percentage of the full annual dividend to which they are, respectively, entitled AND UNLESS ALL DIVIDENDS ON THE CUMULATIVE PREFERRED STOCK AND CUMULATIVE NO PAR PREFERRED STOCK, FOR ALL PRECEDING DIVIDEND PERIODS, SHALL HAVE BEEN FULLY PAID OR DECLARED AND FUNDS SET APART FOR THE PAYMENT THEREOF. It shall be a condition precedent to the declaration by the Board of Directors and the payment of dividends on the Common Stock, that all amounts required to be paid or set aside for any sinking fund for the redemption or purchase of shares of Cumulative Preferred Stock or Cumulative No Par Preferred Stock of all series then outstanding, with respect to all preceding sinking fund dates or periods, shall have been paid or set aside in accordance with the terms of the shares of such series. No funds shall be paid into or set aside for any sinking fund for the redemption or purchase of shares of Cumulative Preferred Stock or Cumulative No Par Preferred Stock of any series unless all dividends on the Cumulative Preferred Stock and on the Cumulative No Par Preferred Stock, for all preceding dividend periods, shall have been fully paid or declared and funds set apart for the payment thereof. All shares of Cumulative Preferred Stock, regardless of designation, shall constitute one class of stock and, excepting only as to the RATE OR rates of dividends payable thereon, THE DIVIDEND PERIODS AND DIVIDEND PAYMENT DATES APPLICABLE THERETO, the redemption prices thereof and the sinking fund provisions thereof, shall be of equal rank and confer equal rights upon the holders thereof. All shares of Cumulative Preferred Stock bearing the same [DIVIDEND RATE] DISTINCTIVE SERIES DESIGNATION at any time outstanding shall constitute one series of Cumulative Preferred Stock and all shares of any one series of Cumulative Preferred Stock shall be alike in all respects. When full cumulative dividends upon the Cumulative Preferred Stock and the Cumulative No Par Preferred Stock of all series then outstanding, for all past periods and for the current period shall have been paid or declared and set apart for payment, and all amounts required to be paid or set aside for any sinking fund for the redemption or purchase of shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock of all series then outstanding, with respect to all preceding sinking fund dates or periods, shall have been paid or set aside in accordance with the terms of the shares of such series, the Board of Directors may declare dividends on the Common Stock of the corporation, subject to the restrictions hereinafter contained, and not otherwise.

     (4) The corporation, on the sole authority of its Board of Directors, shall have the right at any time or from time to time to redeem and retire all or part of the Cumulative Preferred Stock or all or part of the shares of one or more series of Cumulative Preferred Stock upon and by the payment to the holders of the shares to be redeemed or upon and by setting aside, as hereinafter provided, for the benefit of such holders, the redemption price or prices fixed for the shares to be redeemed, which (a) in the case of shares of 4% Cumulative Preferred Stock shall be $101 per share plus accrued dividends to the date of redemption, (b) in the case of shares of 4.92% Cumulative Preferred Stock shall be $103.50 per share plus accrued dividends to the date of redemption, (c) in the case of shares of 4 1/4% Cumulative Preferred Stock shall be $102 per share plus accrued dividends to the date of redemption, (d) in the case of shares of 5.16% Cumulative Preferred Stock shall be $102 per share plus accrued dividends to the date of redemption, (e) in the case of shares of 4.90% Cumulative Preferred Stock shall be $102 per share plus accrued dividends to the date of redemption, (f) in the case of shares of Cumulative Preferred Stock -- Auction Series A shall be as specified in paragraph (9) of this Section A, and (g) in the case of shares of 6.625% Cumulative Preferred Stock shall be $100 per share plus accrued dividends to the date of redemption, provided that none of the shares of 6.625% Cumulative Preferred Stock may be redeemed prior to October 1, 1998; provided, however, that, AS TO THE CUMULATIVE PREFERRED STOCK TO BE SO REDEEMED, NOTICE OF EVERY SUCH REDEMPTION SHALL BE GIVEN AT SUCH TIME, IN SUCH FORM AND IN SUCH MANNER AS MAY HAVE BEEN DETERMINED AND FIXED FOR SUCH STOCK BY THE BOARD OF DIRECTORS OF THE CORPORATION AT THE TIME OF ESTABLISHMENT OF SUCH STOCK OR, IF SUCH MATTERS HAVE NOT BEEN SO DETERMINED AND FIXED BY THE BOARD OF DIRECTORS, not less than thirty (30) days previous to the date fixed for redemption, notice of the intention of the corporation to redeem such stock, specifying the designation of the shares to be redeemed and the date and place of redemption, shall be deposited in a United States post office or mail box at any place in the United States addressed to each holder of record of the shares to be redeemed at his address as the same appears upon the records of the corporation; but in mailing such notice unintentional omissions or errors in names and addresses shall not impair the validity of the notice of redemption. In case of the redemption of less than all the outstanding shares of any series of the Cumulative Preferred Stock, the shares of such series to redeemed shall be chosen by proration (as nearly as may be without the issue of fractional shares), by lot, or in such other equitable manner as may be prescribed by resolution of the Board of Directors. The corporation may deposit with a bank or trust company, which shall be named in the notice of redemption, shall be located in the City of Chicago, Illinois, or in the City of New York, New York, and shall then have capital, surplus and undivided profits of at least $1,000,000, the aggregate redemption price of the shares to be redeemed, in a special account or in trust, as the corporation may determine, for the payment on or before the redemption date to or upon the order of the holders of such shares, upon surrender of the certificates for such shares. Such deposit may, at the option of the corporation, be upon terms whereby in case the holder of any shares called for redemption shall not, within ten years after the date fixed for redemption of such shares, claim the amount on deposit with any bank or trust company for the payment of the redemption price of said shares, such bank or trust company shall on demand pay to or upon the written order of the corporation, or its successor, the amount so deposited and thereupon such bank or trust company shall be released from any and all further liability with respect to the payment of such redemption price and the holder of said shares shall be entitled to look only to the corporation or its successor for the payment thereof. Upon the giving of notice of redemption and upon the deposit of the redemption price, as aforesaid, or, if no such deposit is made upon the redemption date (unless the corporation defaults in making payment of the redemption price as set forth in such notice), such holders shall cease to be stockholders with respect to said shares, and from and after the making of said deposit and the giving of said notice, or, if no such deposit is made, after the redemption date (the corporation not having defaulted in making payment of the redemption price as set forth in such notice), said shares shall no longer be transferable on the books of the corporation, and said holder shall have no interest in or claim against the corporation with respect to said shares, but shall be entitled only to receive on the date fixed for redemption, the redemption price of the shares, without interest thereon, from said bank or trust company, if deposited therewith as aforesaid and not repaid to the corporation, and otherwise from the corporation, upon surrender of the certificates as aforesaid.

     Nothing herein contained shall limit any legal right of the corporation to purchase any shares of the Cumulative Preferred Stock.

     (5) So long as any shares of Cumulative Preferred Stock of any series are outstanding, the corporation shall not, without the affirmative vote of the record holders of two-thirds of the outstanding shares of Cumulative Preferred Stock of all series, voting separately as one class:

          (a) Amend the provisions of the Articles of Incorporation so as to create or authorize any stock ranking prior in any respect to the Cumulative Preferred Stock or any security convertible into shares of such stock; or issue any such stock or convertible security; or

          (b) Change, by amendment to the Articles of Incorporation, or otherwise, the terms and provisions of the Cumulative Preferred Stock so as to affect adversely the rights and preferences of the holders thereof; provided, however, that if any such change will affect adversely the holders of one or more, but less than all, of the series of Cumulative Preferred Stock at the time outstanding, the consent only of the holders of at least two-thirds of the total number of shares of each series so adversely affected shall be required; or

          (c) Issue any shares of the Cumulative Preferred Stock or shares of any stock ranking on a parity with the Cumulative Preferred Stock, OR ANY SECURITIES CONVERTIBLE INTO SHARES OF SUCH STOCK, other than in exchange for, or for the purpose of effecting the redemption or other retirement of, shares of Cumulative Preferred Stock [or], of any stock ranking on a parity therewith, or [both] OF ANY SUCH CONVERTIBLE SECURITIES, OR ANY COMBINATION THEREOF, at the time outstanding, having an aggregate amount of par value and stated value of not less than the aggregate amount of par value or stated value of the shares to be issued, OR OTHER THAN IN CONNECTION WITH THE CONVERSION OF SUCH CONVERTIBLE SECURITIES IN ACCORDANCE WITH THEIR TERMS unless:

             (1) The gross income (determined in accordance with accepted accounting principles) of the corporation available for the payment of interest charges shall, for a period of twelve consecutive calendar months within the fifteen calendar months next preceding the issue of such shares, have been at least one and one-half (1 1/2) times the sum of (i) the interest for one year, adjusted by provision for amortization of debt discount and expense, or of premium, as the case may be, on all funded indebtedness and notes payable of the corporation maturing more than twelve months after the date of issue of such shares OR CONVERTIBLE SECURITIES which shall be outstanding at the date of the issue of such shares OR CONVERTIBLE SECURITIES, and (ii) an amount equal to the dividend requirement for one year on all shares of Cumulative Preferred Stock and on all other shares of stock, if any, ranking prior to or on a parity with the Cumulative Preferred Stock, which shall be outstanding after the issue of the shares or convertible securities proposed to be issued (INCLUDING AS OUTSTANDING FOR THIS PURPOSE SHARES OF CUMULATIVE PREFERRED STOCK OR SHARES OF SUCH STOCK ISSUABLE ON CONVERSION OF ANY SUCH CONVERTIBLE SECURITIES), PROVIDED THAT FOR PURPOSES OF MAKING THE CALCULATION REQUIRED BY THE FOREGOING PROVISIONS OF THIS SUBCLAUSE (1):
        (A) THE "DIVIDEND REQUIREMENT FOR ONE YEAR" APPLICABLE TO ANY SERIES OF CUMULATIVE PREFERRED STOCK OR SUCH PARITY STOCK OR CONVERTIBLE SECURITIES PROPOSED TO BE ISSUED WHICH WILL HAVE DIVIDENDS DETERMINED ACCORDING TO AN ADJUSTABLE, FLOATING OR VARIABLE RATE, THE DIVIDEND RATE USED SHALL BE THE DIVIDEND RATE TO BE APPLICABLE TO SUCH SERIES OF CUMULATIVE PREFERRED STOCK OR SUCH PARITY STOCK OR CONVERTIBLE SECURITIES ON THE DATE OF

        SUCH ISSUANCE AND (B) THE "INTEREST FOR ONE YEAR" ON FUNDED INDEBTEDNESS OR NOTES OUTSTANDING AND THE "DIVIDEND REQUIREMENT FOR ONE YEAR" ON ANY OUTSTANDING SHARES OF ANY SERIES OF CUMULATIVE PREFERRED STOCK OR SHARES OF STOCK, IF ANY, RANKING PRIOR TO OR ON A PARITY WITH THE CUMULATIVE PREFERRED STOCK, OR SECURITIES CONVERTIBLE INTO SUCH STOCK, AND HAVING INTEREST OR DIVIDENDS DETERMINED ACCORDING TO AN ADJUSTABLE, FLOATING OR VARIABLE RATE, THE INTEREST OR DIVIDEND RATE USED SHALL BE THE DAILY WEIGHTED AVERAGE ANNUAL INTEREST OR DIVIDEND RATE APPLICABLE TO SUCH SECURITY (A) DURING ANY CONSECUTIVE TWELVE-MONTH PERIOD SELECTED BY THE CORPORATION, WHICH PERIOD ENDS WITHIN 90 DAYS PRIOR TO THE ISSUE OF THE SHARES OR CONVERTIBLE SECURITIES PROPOSED TO BE ISSUED OR (B) IF THE SECURITY HAS BEEN OUTSTANDING FOR LESS THAN TWELVE FULL CALENDAR MONTHS, DURING SUCH SHORTER PERIOD BEGINNING ON THE DATE OF ISSUANCE OF SUCH SECURITY AND ENDING ON A DATE SELECTED BY THE CORPORATION, WHICH DATE IS NOT MORE THAN 45 DAYS PRIOR TO THE ISSUE OF THE SHARES OR CONVERTIBLE SECURITIES PROPOSED TO BE ISSUED; PROVIDED THAT IF SUCH SECURITY SHALL HAVE BEEN ISSUED WITHIN 45 DAYS PRIOR TO THE ISSUE OF THE SHARES OR CONVERTIBLE SECURITIES PROPOSED TO BE ISSUED, THE INTEREST OR DIVIDEND RATE SHALL BE THAT APPLICABLE ON THE DATE OF ISSUANCE OF SUCH SECURITY; and

             (2) The capital represented by the Common Stock plus the surplus accounts of the corporation shall be not less than the aggregate amount payable on the involuntary dissolution, liquidation or winding up of the corporation, in respect of all shares of Cumulative Preferred Stock and all shares of stock, if any, ranking prior thereto or on a parity therewith, which shall be outstanding after the issue of the shares or convertible securities proposed to be issued (INCLUDING AS OUTSTANDING FOR THIS PURPOSE SHARES OF CUMULATIVE PREFERRED STOCK OR SHARES OF SUCH STOCK ISSUABLE ON CONVERSION OF ANY SUCH CONVERTIBLE SECURITIES).

     No consent of the holders of Cumulative Preferred Stock shall be required in respect of any transaction enumerated in this paragraph (5) if, at or prior to the time when such transaction is to take effect, provision is made for the redemption or other retirement of all shares of Cumulative Preferred Stock at the time outstanding, the consent of which would otherwise be required hereunder.

                      B. CUMULATIVE NO PAR PREFERRED STOCK

     (1) The authorized shares of Cumulative No Par Preferred Stock (including all shares of such stock at any time having the status of authorized and unissued shares of such stock) may be divided into and issued in one or more series as the Board of Directors of the corporation shall from time to time authorize. Each series shall be designated so as to distinguish the shares thereof from the shares of all other series, and all shares of the Cumulative No Par Preferred Stock irrespective of series shall be identical except as to variations between different series in the relative rights and preferences thereof as permitted or contemplated by the next succeeding sentence of this paragraph (1). Authority is hereby expressly vested in the Board of Directors of the corporation to establish out of the authorized and unissued shares of Cumulative No Par Preferred Stock one or more series thereof and to fix and determine the following relative rights and preferences of the shares of any such series:

          (a) the rate [OF DIVIDEND (WHICH SHALL BE STATED IN THE DESIGNATION OF THE SHARES OF SUCH SERIES);] OR RATES OF DIVIDEND, WHICH MAY BE EXPRESSED IN TERMS OF A FIXED RATE OR RATES OR FORMULA OR OTHER METHOD BY WHICH SUCH RATE OR RATES SHALL BE CALCULATED OR ASCERTAINED FROM TIME TO TIME, AND THE DIVIDEND PERIODS, INCLUDING THE DATE OR DATES ON WHICH SUCH DIVIDENDS MAY BE PAYABLE;

          (b) the [price] PRICES at which, and the terms and conditions on which, shares of such series may be redeemed;

          (c) the amount payable upon shares of such series in the event of the involuntary liquidation, dissolution or winding up of the corporation and the amount payable upon shares of such series in the event of the voluntary liquidation, dissolution or winding up of the corporation;

          (d) sinking fund provisions, if any, for the redemption or purchase of shares of such series; and

          (e) the terms and conditions on which shares of such series may be converted, if such shares are issued with the privilege of conversion;

subject, however, to such restrictions as are, or may be, from time to time provided by law or contained in the Articles of Incorporation of the corporation or amendments thereto.

     Shares of any series of Cumulative No Par Preferred Stock may be issued for such consideration, not less than the aggregate preferential amount, other than accrued dividends, payable upon such shares in the event of the involuntary liquidation, dissolution or winding up of the corporation, as may be fixed by the Board of Directors prior to the time of such issuance and, except as otherwise determined by the Board of Directors in accordance with the provisions of the law of the State of Illinois applicable thereto, the entire amount of such consideration shall constitute stated capital in respect of such shares.

                             D. GENERAL PROVISIONS

        (2) The term "accrued dividends" shall be deemed to mean, in respect of any share of Cumulative Preferred Stock or Cumulative No Par Preferred Stock as of any given date, the amount of dividends payable on such share, computed, at the [ANNUAL] dividend rate [FIXED FOR] OR RATES APPLICABLE TO such share, from the date on which dividends thereon became cumulative to and including such given date, less the aggregate amount of all dividends which have been paid or which have been declared and set apart for payment on such share. Accumulations of dividends shall not bear interest.

     (4) EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THE ARTICLES OF INCORPORATION OF THE CORPORATION OR AS SPECIFICALLY REQUIRED BY LAW, ANY AMENDMENT TO THE ARTICLES OF INCORPORATION OF THE CORPORATION REQUIRING APPROVAL OF SHAREHOLDERS SHALL BE ADOPTED UPON RECEIVING THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES ENTITLED TO VOTE ON THE AMENDMENT AND A MAJORITY OF THE OUTSTANDING SHARES OF EACH CLASS OR SERIES OF SHARES, IF ANY, ENTITLED TO VOTE AS A CLASS ON THE AMENDMENT.

                          Graphic Material Appendix

The Performance graph required by Item 402(1) fo Regulation S-K is on page 13 of this filing. The paper copy has a line graph with four differentiated lines showing the returns given in the data presented on page 13. A paper copy of the graph has been submitted supplementally to the Branch Chief pursuant to Regulation S-T, Item 304 (d) (2).

SOLICITED BY THE BOARD OF DIRECTORS OF CENTRAL ILLINOIS PUBLIC SERVICE COMPANY


The undersigned appoints C. L. Greenwalt and R. W. Jackson, and each of them, as attorneys and proxies with power of substitution to vote, as indicated hereon, all shares of Preferred Stock of Central Illinois Public Service Company of record in the name of the undersigned at the close of business on the record date and, in their discretion, to vote on all other matters which may properly come before the 1994 Annual Meeting of Shareholders, and at all adjourned sessions thereof, all as set forth in the Notice and Proxy Statement relating to the meeting.

                                                    If joint account, each
                                                    joint owner should sign.
                                                    State title when signing as
                                                    executor, administrator,
                                                    trustee, guardian, etc.

                                                    DO NOT FOLD

                                 DATED  _______________________________________

                                 SIGNED _______________________________________

                                        _______________________________________


MARK "X" HERE TO VOTE WITH DIRECTORS' RECOMMENDATIONS:     /  /

All shares will be voted in accordance with the Board of Directors' recommendations. If you mark the box above (any contrary marking on the reverse side will be disregarded) or leave all boxes unmarked. If you wish to vote other than with the Directors' recommendations, specify your choices by marking the appropriate boxes on the reverse side.

If you have marked the box on the reverse side of this card, you should NOT complete the sections below. The votes represented by this proxy, if properly executed, will be voted as indicated by you. If you sign and return the proxy unmarked or mark the box on the reverse, such votes will be voted "FOR" the election of directors and "FOR" Proposals 2 and 3. No proposal is related to or conditioned on any other proposal.

             DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3.



                                     For               Withhold Authority
                                                                               W. J. Alley      C. L.  Greenwalt    J. L. Heath
1.  Election of Directors           /  /                /  /                   R. W. Jackson    G. R. Lohman        H. M. Merriman
                                all nominees listed     to vote for all        D. G. Raymer     T. L. Shade         J. W. Wogsland
                                at right (except as     nominees
                                marked to the                                  To withhold authority to vote for any individual
                                contrary)                                      nominee, strike a line through the nominee's name in
                                                                               the list above.

                                     For      Against       Abstain
2.  Variable Dividend Proposal       /  /       /  /         /  /


                                     For      Against       Abstain
3.  Majority Vote Proposal           /  /       /  /         /  /                                   (To be signed on reverse side)





If you choose not to mark the box on the reverse side, mark your votes on this side with an /X/. Then DATE PROXY AND SIGN ON REVERSE side exactly as name(s) printed and return signed proxy in enclosed envelope.